UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 29, 2023

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 500 Denver, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

New Independent Registered Public Accounting Firm

On August 30, 2023, Withum Smith+Brown, PC (“Withum”) was appointed as the new independent registered public accounting firm for Assure Holdings Corp. (the “Company”). The decision to appoint Withum was approved by the audit committee of the Company’s board of directors (the “Audit Committee”). Prior to engaging Withum on August 30, 2023, the Company has not consulted Withum regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or a reportable event, nor did the Company consult with Withum regarding any disagreements with the Company’s prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Previous Independent Registered Public Accounting Firm

As previously reported on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2023 by the Company, the Company’s former independent accountant, Baker Tilly US, LLP (“Baker Tilly”), informed the Company and the Audit Committee that Baker Tilly would not stand for re-election as the Company’s certifying accountant for the fiscal year ended December 31, 2023. Baker Tilly remained engaged to complete the review of the Company’s unaudited condensed consolidated financial statements for the fiscal quarters ended March 31, 2023 and June 30, 2023, and such engagement ended on August 29, 2023. In connection with Baker Tilly’s review of the financial statements in the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”) and the related instructions thereto, with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

We provided Baker Tilly with the disclosures under this Item 4.01, and requested Baker Tilly to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in this Item 4.01 and, if not, stating the respects in which it does not agree. A copy of Baker Tilly’s letter dated August 29, 2023, is filed as Exhibit 16.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2023, John Price resigned as Chief Financial Officer of the Company, with such resignation to be effective on November 17, 2023. Mr. Price will assist in the transition of the Chief Financial Officer role until his departure from the Company. Mr. Price’s decision was not related to any disagreements with the Company or its management on any matters relating to the Company’s operations, policies, or practices.

A formal search process for the selection of a new Chief Financial Officer will be initiated by the Company

Item 9.01  Exhibits

Exhibit No.Name

16.1Auditor Letter, dated August 29, 2023

104Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: September 5, 2023	By:	/s/ John Farlinger
	Name:	John Farlinger
	Title:	Chief Executive Officer